Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Friday, January 15, 2016
WELLS FARGO REPORTS $5.7 BILLION IN QUARTERLY NET INCOME; DILUTED EPS OF $1.03
2015 Net Income of $23.0 Billion; Diluted EPS of $4.15

▪	Full year 2015:

◦	Net income of $23.0 billion, consistent with 2014

◦	Diluted earnings per share (EPS) of $4.15, up 1 percent

◦	Revenue of $86.1 billion, up 2 percent

◦	Pre-tax pre-provision profit[1] of $36.3 billion, up 3 percent

◦	Return on assets (ROA) of 1.32 percent and return on equity (ROE) of 12.68 percent

◦	Returned $12.6 billion to shareholders through dividends and net share repurchases

▪	Fourth quarter 2015:

◦	Net income of $5.7 billion, stable compared with fourth quarter 2014

◦	Diluted EPS of $1.03, up 1 percent

◦	Revenue of $21.6 billion, up 1 percent

◦	Pre-tax pre-provision profit[1] of $9.2 billion, up 4 percent

◦	ROA of 1.27 percent and ROE of 12.23 percent

◦	Total average loans of $912.3 billion, up $62.9 billion, or 7 percent

◦	Total average deposits of $1.2 trillion, up $67.0 billion, or 6 percent

◦	Net charge-off rate of 0.36 percent (annualized), up from 0.34 percent

◦	Nonaccrual loans down $1.5 billion, or 11 percent

◦	No reserve build or release[2], compared with a $250 million release in fourth quarter 2014

◦	Common Equity Tier 1 ratio (fully phased-in) of 10.7 percent[3]

◦	Period-end common shares outstanding down 16.3 million from third quarter 2015
1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
2 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 35 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	2015	2014
Earnings
Diluted earnings per common share	$1.03	1.05	1.02	4.15	4.10
Wells Fargo net income (in billions)	5.71	5.80	5.71	23.03	23.06
Return on assets (ROA)	1.27%	1.32	1.36	1.32	1.45
Return on equity (ROE)	12.23	12.62	12.84	12.68	13.41
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.36%	0.31	0.34	0.33	0.35
Allowance for credit losses as a % of total loans	1.37	1.39	1.53	1.37	1.53
Allowance for credit losses as a % of annualized net charge-offs	380	450	452	433	447
Other
Revenue (in billions)	$21.6	21.9	21.4	86.1	84.3
Efficiency ratio	57.4%	56.7	59.0	57.8	58.1
Average loans (in billions)	$912.3	895.1	849.4	885.4	834.4
Average deposits (in billions)	1,216.8	1,198.9	1,149.8	1,194.1	1,114.1
Net interest margin	2.92%	2.96	3.04	2.95	3.11

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $4.15 for 2015, compared with $4.10 in 2014. Full year net income was $23.0 billion, compared with $23.1 billion in 2014. For fourth quarter 2015, net income was $5.7 billion, or $1.03 per share, compared with $5.7 billion, or $1.02 per share, for fourth quarter 2014, and $5.8 billion, or $1.05 per share, for third quarter 2015.

Chairman and CEO John Stumpf said, “Full year and fourth quarter 2015 results demonstrated the benefit of our diversified business model as we again generated strong financial results, maintained our risk discipline and continued to invest across the company for future growth. We remained focused on the building blocks of long-term shareholder value, with continued growth in loans, deposits and capital. For the 5th consecutive year, we returned more capital to shareholders than the prior year. I am proud of the dedication of our team members and their focus on helping our customers succeed financially."

Chief Financial Officer John Shrewsberry added, “Our performance in the fourth quarter reflected a continuation of the solid results we generated all year and the ability of our diversified business model to perform consistently across cycles. Compared with the prior quarter, we increased deposits and grew both commercial and consumer loans, while maintaining our credit and pricing discipline. Net interest income increased as we benefited from broad-based earning asset growth, and fee income remained diversified. We continued to have strong liquidity and capital levels, and our net payout ratio4 was stable at 59 percent."

4 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Net Interest Income
Net interest income in the fourth quarter increased $131 million from third quarter 2015 to $11.6 billion, largely driven by growth in earning assets. Income from variable sources, including periodic dividends, loan recoveries and fees included in interest income, also increased in the quarter. Net interest income also benefited modestly from the increase in short-term interest rates late in the quarter. These benefits to net interest income were partially offset by reduced income from seasonally lower balances of mortgages held-for-sale and increased interest expense from higher debt balances.

Net interest margin was 2.92 percent, down 4 basis points from third quarter 2015. Income from variable sources improved the net interest margin by approximately 2 basis points linked-quarter, but was more than offset by customer-driven deposit growth, which had a minimal impact to net interest income but was dilutive to the net interest margin by 3 basis points. All other growth, mix and repricing reduced the margin by 3 basis points, largely driven by increased debt balances, including funding raised in anticipation of closing the previously announced acquisitions of certain commercial lending businesses and assets from GE Capital.

Noninterest Income
Noninterest income in the fourth quarter was $10.0 billion, compared with $10.4 billion in third quarter 2015, down due to lower equity investment gains, which were elevated in the third quarter. Noninterest income benefited from higher debt securities gains, trading income (reflecting higher deferred compensation plan investment results which were largely offset in employee benefits expense), commercial real estate brokerage fees, mortgage banking, investment banking, card fees and insurance fees.

Mortgage banking noninterest income was $1.7 billion, up $71 million from third quarter, primarily driven by higher net servicing income. During the fourth quarter, residential mortgage loan originations were $47 billion, down $8 billion linked quarter on seasonality. The production margin on residential held-for-sale mortgage loan originations5 was 1.83 percent, compared with 1.88 percent in third quarter. Net mortgage servicing rights (MSRs) results were $417 million, compared with $253 million in third quarter 2015.

Noninterest Expense
Noninterest expense in the fourth quarter was $12.4 billion, stable compared with third quarter 2015. Fourth quarter expenses included typically higher equipment, outside professional services and advertising, as well as an increase in deferred compensation expense (included in employee benefits expense and largely offset in revenue). These higher expenses were offset by lower operating losses, commissions and incentive compensation, as well as lower charitable donations, which were elevated in the third quarter due to a $126 million contribution to the Wells Fargo Foundation. Foreclosed asset expense also declined in the quarter, driven primarily by commercial real estate recoveries. The efficiency ratio was 57.4 percent in fourth quarter 2015, compared with 56.7 percent in the prior quarter. The Company expects to operate at the higher end of its targeted efficiency ratio range of 55 to 59 percent for full year 2016.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 40 for more information.

Loans
Total loans were $916.6 billion at December 31, 2015, up $13.3 billion from September 30, 2015. Fourth quarter loan growth was broad-based across all portfolios (other than real estate 1-4 family junior lien mortgages) and did not include any loan portfolio acquisitions. Core loan growth was $15.4 billion, or 2 percent, as non-strategic/liquidating portfolios declined $2.1 billion in the quarter. Total average loans were $912.3 billion in the fourth quarter, up $17.2 billion from the prior quarter.

	December 31, 2015			September 30, 2015
(in millions)	Core	Non-strategic and liquidating (a)	Total	Core	Non-strategic and liquidating	Total
Commercial	$456,115	468	456,583	446,832	506	447,338
Consumer	408,489	51,487	459,976	402,363	53,532	455,895
Total loans	$864,604	51,955	916,559	849,195	54,038	903,233
Change from prior quarter:	$15,409	(2,083)	13,326	17,095	(2,321)	14,774

(a)
See table on page 32 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Investment Securities
Investment securities were $347.6 billion at December 31, 2015, up $2.5 billion from third quarter. The Company purchased approximately $25 billion of securities (mostly federal agency mortgage-backed securities and U.S. Treasury securities), which were offset by maturities, amortization and sales.

Net unrealized available-for-sale securities gains of $3.0 billion at December 31, 2015, declined from $4.9 billion at September 30, 2015, primarily due to rising rates and realized gains on debt and equity securities.

Deposits
Total average deposits for fourth quarter 2015 were $1.2 trillion, up 6 percent from a year ago, driven by both commercial and consumer growth. The average deposit cost for fourth quarter 2015 was 8 basis points, which was down 1 basis point from a year ago and unchanged from the prior quarter. The increase in deposits reflected strong account growth as the number of primary consumer checking customers6 increased 5.6 percent year-over-year7 and primary small business and business banking checking customers6 increased 4.8 percent year-over-year7.

Capital
Capital levels remained strong in the fourth quarter, with Common Equity Tier 1 (fully phased-in) of $142.5 billion, or 10.7 percent3. In fourth quarter 2015, the Company purchased 27.0 million shares of its common stock and entered into a $500 million forward repurchase transaction for an additional 9.2 million shares which settled early in first quarter 2016. The Company paid a quarterly common stock dividend of $0.375 per share, up from $0.35 per share a year ago.

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of November 2015, comparisons with November 2014.

Credit Quality
“The trend of strong credit results continued in the fourth quarter," said Chief Risk Officer Mike Loughlin. "The quarterly loss rate (annualized) remained low at 0.36 percent and nonperforming assets declined by $497 million, or 15 percent (annualized), from the prior quarter. The allowance for credit losses in the fourth quarter was stable (no reserve build or release) as continued credit quality improvements in the residential real estate portfolio were offset by higher commercial reserves reflecting continued deterioration within the energy sector. Future allowance levels may increase or decrease based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
The quarterly loss rate (annualized) of 0.36 percent reflected commercial losses of 0.16 percent and consumer losses of 0.56 percent. Credit losses were $831 million in fourth quarter 2015, compared with $703 million in the third quarter, mainly due to $90 million in higher oil and gas portfolio losses, as well as seasonal increases in the non-real estate consumer portfolios.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2015		September 30, 2015		June 30, 2015
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$215	0.29%	$122	0.17%	$81	0.12%
Real estate mortgage	(19)	(0.06)	(23)	(0.08)	(15)	(0.05)
Real estate construction	(10)	(0.18)	(8)	(0.15)	(6)	(0.11)
Lease financing	1	0.01	3	0.11	2	0.06
Total commercial	187	0.16	94	0.08	62	0.06
Consumer:
Real estate 1-4 family first mortgage	50	0.07	62	0.09	67	0.10
Real estate 1-4 family junior lien mortgage	70	0.52	89	0.64	94	0.66
Credit card	243	2.93	216	2.71	243	3.21
Automobile	135	0.90	113	0.76	68	0.48
Other revolving credit and installment	146	1.49	129	1.35	116	1.26
Total consumer	644	0.56	609	0.53	588	0.53
Total	$831	0.36%	$703	0.31%	$650	0.30%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets declined by $497 million from third quarter 2015 to $12.8 billion. Nonaccrual loans decreased $155 million to $11.4 billion driven by improvements in commercial and consumer real estate portfolios, partially offset by an increase in commercial and industrial nonaccrual loans, primarily related to deterioration in the oil and gas portfolio. Foreclosed assets were $1.4 billion, down from $1.8 billion in third quarter 2015.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2015		September 30, 2015		June 30, 2015
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,363	0.45%	$1,031	0.35%	$1,079	0.38%
Real estate mortgage	969	0.79	1,125	0.93	1,250	1.04
Real estate construction	66	0.30	151	0.70	165	0.77
Lease financing	26	0.21	29	0.24	28	0.23
Total commercial	2,424	0.53	2,336	0.52	2,522	0.58
Consumer:
Real estate 1-4 family first mortgage	7,293	2.66	7,425	2.74	8,045	3.00
Real estate 1-4 family junior lien mortgage	1,495	2.82	1,612	2.95	1,710	3.04
Automobile	121	0.20	123	0.21	126	0.22
Other revolving credit and installment	49	0.13	41	0.11	40	0.11
Total consumer	8,958	1.95	9,201	2.02	9,921	2.20
Total nonaccrual loans	11,382	1.24	11,537	1.28	12,443	1.40
Foreclosed assets:
Government insured/guaranteed	446		502		588
Non-government insured/guaranteed	979		1,265		1,370
Total foreclosed assets	1,425		1,767		1,958
Total nonperforming assets	$12,807	1.40%	$13,304	1.47%	$14,401	1.62%
Change from prior quarter:
Total nonaccrual loans	$(155)		$(906)		$(67)
Total nonperforming assets	(497)		(1,097)		(438)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $981 million at December 31, 2015, up from $872 million at September 30, 2015. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgage loans and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $13.4 billion at December 31, 2015, down from $13.5 billion at September 30, 2015.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.5 billion at December 31, 2015, compared with $12.6 billion at September 30, 2015. The allowance coverage for total loans was 1.37 percent, compared with 1.39 percent in third quarter 2015. The allowance covered 3.8 times annualized fourth quarter net charge-offs, compared with 4.5 times in the prior quarter. The allowance coverage for nonaccrual loans was 110 percent at December 31, 2015, compared with 109 percent at September 30, 2015. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2015,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Effective fourth quarter 2015, we realigned our business banking and merchant payment services businesses from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of this realignment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Community Banking	$3,303	3,560	3,333
Wholesale Banking	2,104	1,925	2,095
Wealth and Investment Management	595	606	519

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Total revenue	$12,330	12,933	12,158
Provision for credit losses	704	668	506
Noninterest expense	6,693	6,778	6,827
Segment net income	3,303	3,560	3,333
(in billions)
Average loans	482.2	477.0	469.6
Average assets	921.4	898.9	891.2
Average deposits	663.7	655.6	629.4

Community Banking reported net income of $3.3 billion, down $257 million, or 7 percent, from third quarter 2015. Revenue of $12.3 billion decreased $603 million, or 5 percent, from third quarter 2015 due to lower equity investment gains and lower other income, partially offset by gains on deferred compensation plan investments (offset in employee benefits expense) and higher gains on sales of debt securities. Noninterest expense decreased $85 million, or 1 percent, due to a donation to the Wells Fargo Foundation in the prior quarter, as well as lower operating losses, partially offset by higher deferred compensation plan expense (offset in trading revenue), project-related expense, and advertising costs. The provision for credit losses increased $36 million from the prior quarter primarily due to higher net charge-offs.

Net income was down $30 million, or 1 percent, from fourth quarter 2014. Revenue was up $172 million, or 1 percent, compared with a year ago due to higher net interest income, market sensitive revenue, primarily equity investment gains and gains on sale of debt securities, mortgage banking fees, deposit service charges, debit and credit card fees, and trust and investment fees, partially offset by a gain on sale of government guaranteed student loans in the prior year. Noninterest expense decreased $134 million, or 2 percent, from a year ago driven by lower foreclosed assets expense, partially offset by higher equipment expenses and operating losses. The provision for credit losses increased $198 million from a year ago as the $48 million improvement in net charge-offs was more than offset by the absence of a reserve release in fourth quarter 2015.

Regional Banking

•	Retail Banking

◦	Primary consumer checking customers[6] up 5.6 percent year-over-year[7]

◦	Debit card purchase volume[8] of $73 billion in fourth quarter, up 8 percent year-over-year

◦	Retail Bank household cross-sell ratio[9] of 6.11 products per household, compared with 6.17 year-over-year[7]

◦	Customers rated their overall experience, satisfaction with visit, and loyalty with Wells Fargo stores at all-time highs based on fourth quarter 2015 survey results

•	Online and Mobile Banking

◦	26.4 million active online customers, up 7 percent year-over-year[7]

◦	16.2 million active mobile customers, up 14 percent year-over-year[7]
Consumer Lending Group

•	Home Lending

◦	Originations of $47 billion, down from $55 billion in prior quarter

◦	Applications of $64 billion, down from $73 billion in prior quarter

◦	Application pipeline of $29 billion at quarter end, down from $34 billion at September 30, 2015

•	Consumer Credit

◦	Credit card purchase volume of $19 billion in fourth quarter, up 12 percent year-over-year

◦	Credit card penetration in retail banking households rose to 43.4 percent, up from 41.5 percent in prior year

◦	Highest ranking (A- grade) in Corporate Insight assessment of credit card issuer rewards redemption options (December 2015)

◦	Auto originations of $7.6 billion in fourth quarter, down 9 percent from prior quarter and up 13 percent from prior year
8 Combined consumer and business debit card purchase volume dollars.
9 November 2015 Retail Bank household cross-sell ratio includes the impact of the sale of government guaranteed student loans in fourth quarter 2014.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Total revenue	$6,559	6,326	6,532
Provision (reversal of provision) for credit losses	126	36	(33)
Noninterest expense	3,491	3,503	3,533
Segment net income	2,104	1,925	2,095
(in billions)
Average loans	417.0	405.6	369.0
Average assets	755.4	739.1	668.8
Average deposits	449.3	442.0	424.0

Wholesale Banking reported net income of $2.1 billion, up $179 million, or 9 percent, from third quarter 2015. Revenue of $6.6 billion increased $233 million, or 4 percent, from prior quarter. Net interest income increased $100 million, or 3 percent, primarily from broad based loan growth. Noninterest income increased $133 million, or 5 percent, on strong results in commercial real estate related businesses with growth in commercial real estate brokerage, multi-family capital, structured real estate and community lending, as well as higher investment banking fees, equity fund investments gains and crop insurance underwriting gains, partially offset by lower customer accommodation trading revenue. Noninterest expense decreased $12 million as higher variable compensation expenses were more than offset by lower operating losses and foreclosed assets expense. The provision for credit losses increased $90 million from prior quarter due to increased loan losses primarily related to the oil and gas portfolio.

Net income was up $9 million from fourth quarter 2014. Revenue increased $27 million from fourth quarter 2014, on $78 million, or 2 percent, growth in net interest income related to strong loan and deposit growth, offset by a $51 million, or 2 percent, decline in noninterest income. Noninterest income declined as higher commercial real estate brokerage, structured real estate, and multi-family capital results as well as increased equity fund investment gains and higher crop insurance underwriting gains were offset by lower customer accommodation trading revenues, energy portfolio write-downs and lower investment banking fees. Noninterest expense increased $42 million, or 1 percent, from a year ago primarily due to higher personnel expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $159 million from a year ago due to increased loan losses primarily related to the oil and gas portfolio.

•
Average loans increased 13 percent from fourth quarter 2014, on broad-based growth, including asset-backed finance, commercial banking, commercial real estate, corporate banking, equipment finance, and structured real estate

•	Cross-sell of 7.3 products per relationship, up 0.1 from fourth quarter 2014[10]

•	Treasury management revenue up 7 percent from fourth quarter 2014

•	Wells Fargo Treasury Management Services' Wholesale Lockbox Network ranked as fastest in the United States[11]

Wealth and Investment Management (formerly Wealth, Brokerage and Retirement) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Total revenue	$3,947	3,878	3,913
Provision (reversal of provision) for credit losses	(6)	(6)	8
Noninterest expense	2,998	2,909	3,066
Segment net income	595	606	519
(in billions)
Average loans	63.0	61.1	54.8
Average assets	197.9	192.6	188.2
Average deposits	177.9	172.6	165.5

Wealth and Investment Management (WIM) reported net income of $595 million, down $11 million, or 2 percent, from third quarter 2015. Revenue of $3.9 billion increased $69 million, or 2 percent, from the prior quarter, primarily from higher gains on deferred compensation plan investments (offset in employee benefits expense) and higher net interest income, partially offset by lower asset-based fees. Noninterest expense increased $89 million, or 3 percent, from the prior quarter, primarily due to higher deferred compensation plan expense, partially offset by lower broker commissions. The provision for credit losses was flat from third quarter 2015.

Net income was up $76 million, or 15 percent, from fourth quarter 2014. Revenue increased $34 million, or 1 percent, from a year ago on growth in net interest income, partially offset by lower asset-based fees. Noninterest expense decreased $68 million, or 2 percent, from a year ago, due to lower broker commissions, as well as lower non-personnel expenses. The provision for credit losses decreased $14 million from a year ago.
Retail Brokerage

•	Client assets of $1.4 trillion, down 2 percent from prior year

•	Managed account assets of $420 billion, down 1 percent from prior year, as lower market valuations were partially offset by net flows
10 Cross-sell reported on a one-quarter lag and does not reflect Business Banking relationships. Business Banking realigned from Community Banking to Wholesale Banking effective fourth quarter 2015.
11 Based on the 2015 Fall Phoenix-Hecht Mail Study. Phoenix-Hecht network rankings use all provider surveyed sites with an assumed locally disbursed check sample.

•	Strong loan growth, with average balances up 24 percent from prior year largely due to continued growth in non-conforming mortgage loans and security-based lending

Wealth Management

•	Client assets of $225 billion, flat from prior year

•	Average loan balances up 11 percent over prior year primarily driven by continued growth in non-conforming mortgage loans, commercial loans and security-based lending

Retirement

•	IRA assets of $354 billion, down 2 percent from prior year

•	Institutional Retirement plan assets of $334 billion, down 2 percent from prior year

Asset Management

•	Total assets under management of $490 billion, down $6 billion from fourth quarter 2014 as equity outflows and lower market valuations were partially offset by fixed income net client inflows

Brokerage and Wealth cross-sell ratio of 10.55 products per household, up from 10.49 a year ago7

Conference Call
The Company will host a live conference call on Friday, January 15, at 7 a.m. PT (10 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~011516.

A replay of the conference call will be available beginning at 10 a.m. PT (1 p.m. ET) on Friday, January 15 through Sunday, January 24. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #29684900. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~011516.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.8 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through 8,700 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2015 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2015 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014	Sep 30, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014	% Change
For the Period
Wells Fargo net income	$5,709	5,796	5,709	(2)%	—	$23,028	23,057	—%
Wells Fargo net income applicable to common stock	5,337	5,443	5,382	(2)	(1)	21,604	21,821	(1)
Diluted earnings per common share	1.03	1.05	1.02	(2)	1	4.15	4.10	1
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.32	1.36	(4)	(7)	1.32	1.45	(9)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.23	12.62	12.84	(3)	(5)	12.68	13.41	(5)
Efficiency ratio (1)	57.4	56.7	59.0	1	(3)	57.8	58.1	(1)
Total revenue	$21,586	21,875	21,443	(1)	1	$86,057	84,347	2
Pre-tax pre-provision profit (PTPP) (2)	9,187	9,476	8,796	(3)	4	36,283	35,310	3
Dividends declared per common share	0.375	0.375	0.35	—	7	1.475	1.35	9
Average common shares outstanding	5,108.5	5,125.8	5,192.5	—	(2)	5,136.5	5,237.2	(2)
Diluted average common shares outstanding	5,177.9	5,193.8	5,279.2	—	(2)	5,209.8	5,324.4	(2)
Average loans	$912,280	895,095	849,429	2	7	$885,432	834,432	6
Average assets	1,787,287	1,746,402	1,663,760	2	7	1,742,919	1,593,349	9
Average total deposits	1,216,809	1,198,874	1,149,796	1	6	1,194,073	1,114,144	7
Average consumer and small business banking deposits (3)	696,484	683,245	648,659	2	7	680,221	639,196	6
Net interest margin	2.92%	2.96	3.04	(1)	(4)	2.95	3.11	(5)
At Period End
Investment securities	$347,555	345,074	312,925	1	11	$347,555	312,925	11
Loans	916,559	903,233	862,551	1	6	916,559	862,551	6
Allowance for loan losses	11,545	11,659	12,319	(1)	(6)	11,545	12,319	(6)
Goodwill	25,529	25,684	25,705	(1)	(1)	25,529	25,705	(1)
Assets	1,787,632	1,751,265	1,687,155	2	6	1,787,632	1,687,155	6
Deposits	1,223,312	1,202,179	1,168,310	2	5	1,223,312	1,168,310	5
Common stockholders' equity	172,170	172,089	166,433	—	3	172,170	166,433	3
Wells Fargo stockholders’ equity	193,132	193,051	184,394	—	5	193,132	184,394	5
Total equity	194,025	194,043	185,262	—	5	194,025	185,262	5
Common shares outstanding	5,092.1	5,108.5	5,170.3	—	(2)	5,092.1	5,170.3	(2)
Book value per common share (4)	$33.81	33.69	32.19	—	5	$33.81	32.19	5
Common stock price:
High	56.34	58.77	55.95	(4)	1	58.77	55.95	5
Low	49.51	47.75	46.44	4	7	47.75	44.17	8
Period end	54.36	51.35	54.82	6	(1)	54.36	54.82	(1)
Team members (active, full-time equivalent)	264,700	265,200	264,500	—	—	264,700	264,500	—

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(4)	Book value per common share is common stockholders' equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
For the Quarter
Wells Fargo net income	$5,709	5,796	5,719	5,804	5,709
Wells Fargo net income applicable to common stock	5,337	5,443	5,363	5,461	5,382
Diluted earnings per common share	1.03	1.05	1.03	1.04	1.02
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.32	1.33	1.38	1.36
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.23	12.62	12.71	13.17	12.84
Efficiency ratio (1)	57.4	56.7	58.5	58.8	59.0
Total revenue	$21,586	21,875	21,318	21,278	21,443
Pre-tax pre-provision profit (PTPP) (2)	9,187	9,476	8,849	8,771	8,796
Dividends declared per common share	0.375	0.375	0.375	0.35	0.35
Average common shares outstanding	5,108.5	5,125.8	5,151.9	5,160.4	5,192.5
Diluted average common shares outstanding	5,177.9	5,193.8	5,220.5	5,243.6	5,279.2
Average loans	$912,280	895,095	870,446	863,261	849,429
Average assets	1,787,287	1,746,402	1,729,278	1,707,798	1,663,760
Average total deposits	1,216,809	1,198,874	1,185,304	1,174,793	1,149,796
Average consumer and small business banking deposits (3)	696,484	683,245	674,889	665,896	648,659
Net interest margin	2.92%	2.96	2.97	2.95	3.04
At Quarter End
Investment securities	$347,555	345,074	340,769	324,736	312,925
Loans	916,559	903,233	888,459	861,231	862,551
Allowance for loan losses	11,545	11,659	11,754	12,176	12,319
Goodwill	25,529	25,684	25,705	25,705	25,705
Assets	1,787,632	1,751,265	1,720,617	1,737,737	1,687,155
Deposits	1,223,312	1,202,179	1,185,828	1,196,663	1,168,310
Common stockholders' equity	172,170	172,089	169,596	168,834	166,433
Wells Fargo stockholders’ equity	193,132	193,051	189,558	188,796	184,394
Total equity	194,025	194,043	190,676	189,964	185,262
Common shares outstanding	5,092.1	5,108.5	5,145.2	5,162.9	5,170.3
Book value per common share (4)	$33.81	33.69	32.96	32.70	32.19
Common stock price:
High	56.34	58.77	58.26	56.29	55.95
Low	49.51	47.75	53.56	50.42	46.44
Period end	54.36	51.35	56.24	54.40	54.82
Team members (active, full-time equivalent)	264,700	265,200	265,800	266,000	264,500

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(4)	Book value per common share is common stockholders' equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2015	2014	Change	2015	2014	Change
Interest income
Trading assets	$558	477	17%	$1,971	1,685	17%
Investment securities	2,323	2,150	8	8,937	8,438	6
Mortgages held for sale	176	187	(6)	785	767	2
Loans held for sale	5	25	(80)	19	78	(76)
Loans	9,323	9,091	3	36,575	35,652	3
Other interest income	258	253	2	990	932	6
Total interest income	12,643	12,183	4	49,277	47,552	4
Interest expense
Deposits	241	269	(10)	963	1,096	(12)
Short-term borrowings	13	18	(28)	64	59	8
Long-term debt	713	620	15	2,592	2,488	4
Other interest expense	88	96	(8)	357	382	(7)
Total interest expense	1,055	1,003	5	3,976	4,025	(1)
Net interest income	11,588	11,180	4	45,301	43,527	4
Provision for credit losses	831	485	71	2,442	1,395	75
Net interest income after provision for credit losses	10,757	10,695	1	42,859	42,132	2
Noninterest income
Service charges on deposit accounts	1,329	1,241	7	5,168	5,050	2
Trust and investment fees	3,511	3,705	(5)	14,468	14,280	1
Card fees	966	925	4	3,720	3,431	8
Other fees	1,040	1,124	(7)	4,324	4,349	(1)
Mortgage banking	1,660	1,515	10	6,501	6,381	2
Insurance	427	382	12	1,694	1,655	2
Net gains from trading activities	99	179	(45)	614	1,161	(47)
Net gains on debt securities	346	186	86	952	593	61
Net gains from equity investments	423	372	14	2,230	2,380	(6)
Lease income	145	127	14	621	526	18
Other	52	507	(90)	464	1,014	(54)
Total noninterest income	9,998	10,263	(3)	40,756	40,820	—
Noninterest expense
Salaries	4,061	3,938	3	15,883	15,375	3
Commission and incentive compensation	2,457	2,582	(5)	10,352	9,970	4
Employee benefits	1,042	1,124	(7)	4,446	4,597	(3)
Equipment	640	581	10	2,063	1,973	5
Net occupancy	725	730	(1)	2,886	2,925	(1)
Core deposit and other intangibles	311	338	(8)	1,246	1,370	(9)
FDIC and other deposit assessments	258	231	12	973	928	5
Other	2,905	3,123	(7)	11,925	11,899	—
Total noninterest expense	12,399	12,647	(2)	49,774	49,037	2
Income before income tax expense	8,356	8,311	1	33,841	33,915	—
Income tax expense	2,599	2,519	3	10,431	10,307	1
Net income before noncontrolling interests	5,757	5,792	(1)	23,410	23,608	(1)
Less: Net income from noncontrolling interests	48	83	(42)	382	551	(31)
Wells Fargo net income	$5,709	5,709	—	$23,028	23,057	—
Less: Preferred stock dividends and other	372	327	14	1,424	1,236	15
Wells Fargo net income applicable to common stock	$5,337	5,382	(1)	$21,604	21,821	(1)
Per share information
Earnings per common share	$1.05	1.04	1	$4.21	4.17	1
Diluted earnings per common share	1.03	1.02	1	4.15	4.10	1
Dividends declared per common share	0.375	0.35	7	1.475	1.35	9
Average common shares outstanding	5,108.5	5,192.5	(2)	5,136.5	5,237.2	(2)
Diluted average common shares outstanding	5,177.9	5,279.2	(2)	5,209.8	5,324.4	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Interest income
Trading assets	$558	485	483	445	477
Investment securities	2,323	2,289	2,181	2,144	2,150
Mortgages held for sale	176	223	209	177	187
Loans held for sale	5	4	5	5	25
Loans	9,323	9,216	9,098	8,938	9,091
Other interest income	258	228	250	254	253
Total interest income	12,643	12,445	12,226	11,963	12,183
Interest expense
Deposits	241	232	232	258	269
Short-term borrowings	13	12	21	18	18
Long-term debt	713	655	620	604	620
Other interest expense	88	89	83	97	96
Total interest expense	1,055	988	956	977	1,003
Net interest income	11,588	11,457	11,270	10,986	11,180
Provision for credit losses	831	703	300	608	485
Net interest income after provision for credit losses	10,757	10,754	10,970	10,378	10,695
Noninterest income
Service charges on deposit accounts	1,329	1,335	1,289	1,215	1,241
Trust and investment fees	3,511	3,570	3,710	3,677	3,705
Card fees	966	953	930	871	925
Other fees	1,040	1,099	1,107	1,078	1,124
Mortgage banking	1,660	1,589	1,705	1,547	1,515
Insurance	427	376	461	430	382
Net gains (losses) from trading activities	99	(26)	133	408	179
Net gains on debt securities	346	147	181	278	186
Net gains from equity investments	423	920	517	370	372
Lease income	145	189	155	132	127
Other	52	266	(140)	286	507
Total noninterest income	9,998	10,418	10,048	10,292	10,263
Noninterest expense
Salaries	4,061	4,035	3,936	3,851	3,938
Commission and incentive compensation	2,457	2,604	2,606	2,685	2,582
Employee benefits	1,042	821	1,106	1,477	1,124
Equipment	640	459	470	494	581
Net occupancy	725	728	710	723	730
Core deposit and other intangibles	311	311	312	312	338
FDIC and other deposit assessments	258	245	222	248	231
Other	2,905	3,196	3,107	2,717	3,123
Total noninterest expense	12,399	12,399	12,469	12,507	12,647
Income before income tax expense	8,356	8,773	8,549	8,163	8,311
Income tax expense	2,599	2,790	2,763	2,279	2,519
Net income before noncontrolling interests	5,757	5,983	5,786	5,884	5,792
Less: Net income from noncontrolling interests	48	187	67	80	83
Wells Fargo net income	$5,709	5,796	5,719	5,804	5,709
Less: Preferred stock dividends and other	372	353	356	343	327
Wells Fargo net income applicable to common stock	$5,337	5,443	5,363	5,461	5,382
Per share information
Earnings per common share	$1.05	1.06	1.04	1.06	1.04
Diluted earnings per common share	1.03	1.05	1.03	1.04	1.02
Dividends declared per common share	0.375	0.375	0.375	0.35	0.35
Average common shares outstanding	5,108.5	5,125.8	5,151.9	5,160.4	5,192.5
Diluted average common shares outstanding	5,177.9	5,193.8	5,220.5	5,243.6	5,279.2

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2015	2014	Change	2015	2014	Change
Wells Fargo net income	$5,709	5,709	—%	$23,028	23,057	—%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(1,301)	1,560	NM	(3,318)	5,426	NM
Reclassification of net gains to net income	(573)	(327)	75	(1,530)	(1,532)	—
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(684)	730	NM	1,549	952	63
Reclassification of net gains on cash flow hedges to net income	(294)	(197)	49	(1,089)	(545)	100
Defined benefit plans adjustments:
Net actuarial losses arising during the period	(501)	(1,104)	(55)	(512)	(1,116)	(54)
Amortization of net actuarial loss, settlements and other to net income	11	18	(39)	114	74	54
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(33)	(28)	18	(137)	(60)	128
Reclassification of net (gains) losses to net income	(5)	—	NM	(5)	6	NM
Other comprehensive income (loss), before tax	(3,380)	652	NM	(4,928)	3,205	NM
Income tax (expense) benefit related to other comprehensive income	1,230	(213)	NM	1,774	(1,300)	NM
Other comprehensive income (loss), net of tax	(2,150)	439	NM	(3,154)	1,905	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(58)	39	NM	67	(227)	NM
Wells Fargo other comprehensive income (loss), net of tax	(2,092)	400	NM	(3,221)	2,132	NM
Wells Fargo comprehensive income	3,617	6,109	(41)	19,807	25,189	(21)
Comprehensive income (loss) from noncontrolling interests	(10)	122	NM	449	324	39
Total comprehensive income	$3,607	6,231	(42)	$20,256	25,513	(21)
NM - Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Balance, beginning of period	$194,043	190,676	189,964	185,262	182,990
Wells Fargo net income	5,709	5,796	5,719	5,804	5,709
Wells Fargo other comprehensive income (loss), net of tax	(2,092)	321	(1,709)	259	400
Noncontrolling interests	(100)	(123)	(51)	301	353
Common stock issued	310	505	502	1,327	508
Common stock repurchased (1)	(1,974)	(2,137)	(1,994)	(2,592)	(2,945)
Preferred stock released by ESOP	210	225	349	41	166
Common stock warrants repurchased/exercised	—	(17)	(24)	(8)	(9)
Preferred stock issued	—	975	—	1,997	—
Common stock dividends	(1,917)	(1,926)	(1,932)	(1,805)	(1,816)
Preferred stock dividends	(371)	(356)	(355)	(344)	(327)
Tax benefit from stock incentive compensation	22	22	55	354	75
Stock incentive compensation expense	204	98	166	376	176
Net change in deferred compensation and related plans	(19)	(16)	(14)	(1,008)	(18)
Balance, end of period	$194,025	194,043	190,676	189,964	185,262

(1)
For the quarter ended December 31, 2015, includes $500 million related to a private forward repurchase transaction that settled in first quarter 2016 for 9.2 million shares of common stock. For the quarters ended June 30 and March 31, 2015, and December 31, 2014, includes $750 million each quarter related to private forward repurchase transactions that settled in subsequent quarters for 13.6 million, 14.0 million, and 14.3 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$274,589	0.28%	$195	268,109	0.28%	$188
Trading assets	68,833	3.33	573	60,383	3.21	485
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	34,617	1.58	137	19,506	1.55	76
Securities of U.S. states and political subdivisions	49,300	4.37	539	43,891	4.30	472
Mortgage-backed securities:
Federal agencies	102,281	2.79	712	109,270	2.78	760
Residential and commercial	21,502	5.51	297	24,711	5.89	364
Total mortgage-backed securities	123,783	3.26	1,009	133,981	3.36	1,124
Other debt and equity securities	52,701	3.35	444	44,980	3.87	438
Total available-for-sale securities	260,401	3.27	2,129	242,358	3.48	2,110
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,656	2.18	246	32,930	2.25	187
Securities of U.S. states and political subdivisions	2,158	6.07	33	902	4.92	11
Federal agency mortgage-backed securities	28,185	2.42	170	5,586	2.07	29
Other debt securities	4,876	1.77	22	6,118	1.81	27
Total held-to-maturity securities	79,875	2.35	471	45,536	2.22	254
Total investment securities	340,276	3.05	2,600	287,894	3.28	2,364
Mortgages held for sale (4)	19,189	3.66	176	19,191	3.90	187
Loans held for sale (4)	363	4.96	5	6,968	1.43	25
Loans:
Commercial:
Commercial and industrial - U.S.	250,445	3.25	2,048	218,297	3.32	1,825
Commercial and industrial - Non U.S.	47,972	1.97	239	43,049	2.03	221
Real estate mortgage	121,844	3.30	1,012	112,277	3.69	1,044
Real estate construction	21,993	3.27	182	18,336	4.33	200
Lease financing	12,241	4.48	136	12,268	5.35	164
Total commercial	454,495	3.16	3,617	404,227	3.39	3,454
Consumer:
Real estate 1-4 family first mortgage	272,871	4.04	2,759	264,799	4.16	2,754
Real estate 1-4 family junior lien mortgage	53,788	4.28	579	60,177	4.28	648
Credit card	32,795	11.61	960	29,477	11.71	870
Automobile	59,505	5.74	862	55,457	6.08	849
Other revolving credit and installment	38,826	5.83	571	35,292	6.01	534
Total consumer	457,785	4.99	5,731	445,202	5.06	5,655
Total loans (4)	912,280	4.08	9,348	849,429	4.27	9,109
Other	5,166	4.82	61	4,829	5.30	64
Total earning assets	$1,620,696	3.18%	$12,958	1,496,803	3.31%	$12,422
Funding sources
Deposits:
Interest-bearing checking	$39,082	0.05%	$5	40,498	0.06%	$6
Market rate and other savings	640,503	0.06	93	593,940	0.07	99
Savings certificates	29,654	0.54	41	35,870	0.80	72
Other time deposits	49,806	0.52	64	56,119	0.39	55
Deposits in foreign offices	107,094	0.14	38	99,289	0.15	37
Total interest-bearing deposits	866,139	0.11	241	825,716	0.13	269
Short-term borrowings	102,915	0.05	12	64,676	0.12	19
Long-term debt	190,861	1.49	713	183,286	1.35	620
Other liabilities	16,453	2.14	88	15,580	2.44	96
Total interest-bearing liabilities	1,176,368	0.36	1,054	1,089,258	0.37	1,004
Portion of noninterest-bearing funding sources	444,328			407,545	—	—
Total funding sources	$1,620,696	0.26	1,054	1,496,803	0.27	1,004
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.92%	$11,904		3.04%	$11,418
Noninterest-earning assets
Cash and due from banks	$17,804			16,932
Goodwill	25,580			25,705
Other	123,207			124,320
Total noninterest-earning assets	$166,591			166,957
Noninterest-bearing funding sources
Deposits	$350,670			324,080
Other liabilities	65,223			65,672
Total equity	195,026			184,750
Noninterest-bearing funding sources used to fund earning assets	(444,328)			(407,545)
Net noninterest-bearing funding sources	$166,591			166,957
Total assets	$1,787,287			1,663,760

(1)
Our average prime rate was 3.29% and 3.25% for the quarters ended December 31, 2015 and 2014, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.41% and 0.24% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $316 million and $238 million for the quarters ended December 31, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$266,832	0.28%	$738	241,282	0.28%	$673
Trading assets	66,679	3.01	2,010	55,140	3.10	1,712
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	32,093	1.58	505	10,400	1.64	171
Securities of U.S. states and political subdivisions	47,404	4.23	2,007	43,138	4.29	1,852
Mortgage-backed securities:
Federal agencies	100,218	2.73	2,733	114,076	2.84	3,235
Residential and commercial	22,490	5.73	1,289	26,475	6.03	1,597
Total mortgage-backed securities	122,708	3.28	4,022	140,551	3.44	4,832
Other debt and equity securities	49,752	3.42	1,701	47,488	3.66	1,741
Total available-for-sale securities	251,957	3.27	8,235	241,577	3.56	8,596
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,173	2.19	968	17,239	2.23	385
Securities of U.S. states and political subdivisions	2,087	5.40	113	246	4.93	12
Federal agency mortgage-backed securities	21,967	2.23	489	5,921	2.55	151
Other debt securities	5,821	1.73	101	5,913	1.85	109
Total held-to-maturity securities	74,048	2.26	1,671	29,319	2.24	657
Total investment securities	326,005	3.04	9,906	270,896	3.42	9,253
Mortgages held for sale (4)	21,603	3.63	785	19,018	4.03	767
Loans held for sale (4)	573	3.25	19	4,226	1.85	78
Loans:
Commercial:
Commercial and industrial - U.S.	237,844	3.29	7,836	204,819	3.35	6,869
Commercial and industrial - Non U.S.	46,028	1.90	877	42,661	2.03	867
Real estate mortgage	116,893	3.41	3,984	112,710	3.64	4,100
Real estate construction	20,979	3.57	749	17,676	4.21	744
Lease financing	12,301	4.70	577	12,257	5.63	690
Total commercial	434,045	3.23	14,023	390,123	3.40	13,270
Consumer:
Real estate 1-4 family first mortgage	268,560	4.10	11,002	261,620	4.19	10,961
Real estate 1-4 family junior lien mortgage	56,242	4.25	2,391	62,510	4.30	2,686
Credit card	31,307	11.70	3,664	27,491	11.98	3,294
Automobile	57,766	5.84	3,374	53,854	6.27	3,377
Other revolving credit and installment	37,512	5.89	2,209	38,834	5.48	2,127
Total consumer	451,387	5.02	22,640	444,309	5.05	22,445
Total loans (4)	885,432	4.14	36,663	834,432	4.28	35,715
Other	4,947	5.11	252	4,673	5.54	259
Total earning assets	$1,572,071	3.20%	$50,373	1,429,667	3.39%	$48,457
Funding sources
Deposits:
Interest-bearing checking	$38,640	0.05%	$20	39,729	0.07%	$26
Market rate and other savings	625,549	0.06	367	585,854	0.07	403
Savings certificates	31,887	0.63	201	38,111	0.85	323
Other time deposits	51,790	0.45	232	51,434	0.40	207
Deposits in foreign offices	107,138	0.13	143	95,889	0.14	137
Total interest-bearing deposits	855,004	0.11	963	811,017	0.14	1,096
Short-term borrowings	87,465	0.07	64	60,111	0.10	62
Long-term debt	185,078	1.40	2,592	167,420	1.49	2,488
Other liabilities	16,545	2.15	357	14,401	2.65	382
Total interest-bearing liabilities	1,144,092	0.35	3,976	1,052,949	0.38	4,028
Portion of noninterest-bearing funding sources	427,979	—	—	376,718	—	—
Total funding sources	$1,572,071	0.25	3,976	1,429,667	0.28	4,028
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.95%	$46,397		3.11%	$44,429
Noninterest-earning assets
Cash and due from banks	$17,327			16,361
Goodwill	25,673			25,687
Other	127,848			121,634
Total noninterest-earning assets	$170,848			163,682
Noninterest-bearing funding sources
Deposits	$339,069			303,127
Other liabilities	68,174			56,985
Total equity	191,584			180,288
Noninterest-bearing funding sources used to fund earning assets	(427,979)			(376,718)
Net noninterest-bearing funding sources	$170,848			163,682
Total assets	$1,742,919			1,593,349

(1)
Our average prime rate was 3.26% and 3.25% for the year ended December 31, 2015 and 2014, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.32% and 0.23% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $1.1 billion and $902 million for the year ended December 31, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015		Dec 31, 2014
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$274.6	0.28%	$250.1	0.26%	$267.1	0.28%	$275.7	0.28%	$268.1	0.28%
Trading assets	68.8	3.33	67.2	2.93	67.6	2.91	63.0	2.88	60.4	3.21
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	34.6	1.58	35.7	1.59	31.7	1.58	26.2	1.55	19.5	1.55
Securities of U.S. states and political subdivisions	49.3	4.37	48.2	4.22	47.1	4.13	44.9	4.20	43.9	4.30
Mortgage-backed securities:
Federal agencies	102.3	2.79	98.4	2.70	98.0	2.65	102.2	2.76	109.3	2.78
Residential and commercial	21.5	5.51	21.9	5.84	22.7	5.84	23.9	5.71	24.7	5.89
Total mortgage-backed securities	123.8	3.26	120.3	3.27	120.7	3.25	126.1	3.32	134.0	3.36
Other debt and equity securities	52.7	3.35	50.4	3.40	48.8	3.51	47.1	3.43	45.0	3.87
Total available-for-sale securities	260.4	3.27	254.6	3.24	248.3	3.25	244.3	3.32	242.4	3.48
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.18	44.6	2.18	44.5	2.19	42.9	2.21	32.9	2.25
Securities of U.S. states and political subdivisions	2.1	6.07	2.2	5.17	2.1	5.17	1.9	5.16	0.9	4.92
Federal agency mortgage-backed securities	28.2	2.42	27.1	2.38	21.0	2.00	11.3	1.87	5.6	2.07
Other debt securities	4.9	1.77	5.4	1.75	6.3	1.70	6.8	1.72	6.1	1.81
Total held-to-maturity securities	79.9	2.35	79.3	2.30	73.9	2.18	62.9	2.19	45.5	2.22
Total investment securities	340.3	3.05	333.9	3.02	322.2	3.01	307.2	3.08	287.9	3.28
Mortgages held for sale	19.2	3.66	24.2	3.69	23.5	3.57	19.6	3.61	19.2	3.90
Loans held for sale	0.4	4.96	0.6	2.57	0.7	3.51	0.7	2.67	7.0	1.43
Loans:
Commercial:
Commercial and industrial - U.S.	250.5	3.25	241.4	3.30	231.5	3.36	227.7	3.28	218.3	3.32
Commercial and industrial - Non U.S.	48.0	1.97	45.9	1.83	45.1	1.93	45.1	1.88	43.0	2.03
Real estate mortgage	121.8	3.30	121.0	3.31	113.1	3.48	111.5	3.57	112.3	3.69
Real estate construction	22.0	3.27	21.6	3.39	20.8	4.12	19.5	3.52	18.3	4.33
Lease financing	12.2	4.48	12.3	4.18	12.4	5.16	12.3	4.95	12.3	5.35
Total commercial	454.5	3.16	442.2	3.18	422.9	3.33	416.1	3.26	404.2	3.39
Consumer:
Real estate 1-4 family first mortgage	272.9	4.04	269.4	4.10	266.0	4.12	265.8	4.13	264.8	4.16
Real estate 1-4 family junior lien mortgage	53.8	4.28	55.3	4.22	57.0	4.23	58.9	4.27	60.2	4.28
Credit card	32.8	11.61	31.7	11.73	30.4	11.69	30.4	11.78	29.5	11.71
Automobile	59.5	5.74	58.5	5.80	57.0	5.88	56.0	5.95	55.4	6.08
Other revolving credit and installment	38.8	5.83	38.0	5.84	37.1	5.88	36.1	6.01	35.3	6.01
Total consumer	457.8	4.99	452.9	5.01	447.5	5.02	447.2	5.05	445.2	5.06
Total loans	912.3	4.08	895.1	4.11	870.4	4.20	863.3	4.19	849.4	4.27
Other	5.1	4.82	5.0	5.11	4.8	5.14	4.7	5.41	4.8	5.30
Total earning assets	$1,620.7	3.18%	$1,576.1	3.21%	$1,556.3	3.22%	$1,534.2	3.21%	$1,496.8	3.31%
Funding sources
Deposits:
Interest-bearing checking	$39.1	0.05%	$37.8	0.05%	$38.6	0.05%	$39.2	0.05%	$40.5	0.06%
Market rate and other savings	640.5	0.06	628.1	0.06	619.8	0.06	613.4	0.06	593.9	0.07
Savings certificates	29.6	0.54	30.9	0.58	32.5	0.63	34.6	0.75	35.9	0.80
Other time deposits	49.8	0.52	48.7	0.46	52.2	0.42	56.5	0.39	56.1	0.39
Deposits in foreign offices	107.1	0.14	111.5	0.13	104.3	0.13	105.5	0.14	99.3	0.15
Total interest-bearing deposits	866.1	0.11	857.0	0.11	847.4	0.11	849.2	0.12	825.7	0.13
Short-term borrowings	102.9	0.05	90.4	0.06	84.5	0.09	71.7	0.11	64.7	0.12
Long-term debt	190.9	1.49	180.6	1.45	185.1	1.34	183.8	1.32	183.3	1.35
Other liabilities	16.5	2.14	16.4	2.13	16.4	2.03	16.9	2.30	15.6	2.44
Total interest-bearing liabilities	1,176.4	0.36	1,144.4	0.34	1,133.4	0.34	1,121.6	0.35	1,089.3	0.37
Portion of noninterest-bearing funding sources	444.3	—	431.7	—	422.9	—	412.6	—	407.5	—
Total funding sources	$1,620.7	0.26	$1,576.1	0.25	$1,556.3	0.25	$1,534.2	0.26	$1,496.8	0.27
Net interest margin on a taxable-equivalent basis		2.92%		2.96%		2.97%		2.95%		3.04%
Noninterest-earning assets
Cash and due from banks	$17.8		17.0		17.5		17.1		16.9
Goodwill	25.6		25.7		25.7		25.7		25.7
Other	123.2		127.6		129.8		130.8		124.4
Total noninterest-earnings assets	$166.6		170.3		173.0		173.6		167.0
Noninterest-bearing funding sources
Deposits	$350.7		341.9		337.9		325.6		324.1
Other liabilities	65.2		67.9		67.6		72.0		65.7
Total equity	195.0		192.2		190.4		188.6		184.7
Noninterest-bearing funding sources used to fund earning assets	(444.3)		(431.7)		(422.9)		(412.6)		(407.5)
Net noninterest-bearing funding sources	$166.6		170.3		173.0		173.6		167.0
Total assets	$1,787.3		1,746.4		1,729.3		1,707.8		1,663.8

(1)
Our average prime rate was 3.29% for the quarter ended December 31, 2015, and 3.25% for the quarters ended September 30, June 30 and March 31, 2015, and December 31, 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.41%, 0.31%, 0.28%, 0.26% and 0.24% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2015	2014	Change	2015	2014	Change
Service charges on deposit accounts	$1,329	1,241	7%	$5,168	5,050	2%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,288	2,335	(2)	9,435	9,183	3
Trust and investment management	838	849	(1)	3,394	3,387	—
Investment banking	385	521	(26)	1,639	1,710	(4)
Total trust and investment fees	3,511	3,705	(5)	14,468	14,280	1
Card fees	966	925	4	3,720	3,431	8
Other fees:
Charges and fees on loans	308	311	(1)	1,228	1,316	(7)
Merchant processing fees (1)	18	187	(90)	607	726	(16)
Cash network fees	129	125	3	522	507	3
Commercial real estate brokerage commissions	224	155	45	618	469	32
Letters of credit fees	86	102	(16)	353	390	(9)
All other fees	275	244	13	996	941	6
Total other fees	1,040	1,124	(7)	4,324	4,349	(1)
Mortgage banking:
Servicing income, net	730	685	7	2,441	3,337	(27)
Net gains on mortgage loan origination/sales activities	930	830	12	4,060	3,044	33
Total mortgage banking	1,660	1,515	10	6,501	6,381	2
Insurance	427	382	12	1,694	1,655	2
Net gains from trading activities	99	179	(45)	614	1,161	(47)
Net gains on debt securities	346	186	86	952	593	61
Net gains from equity investments	423	372	14	2,230	2,380	(6)
Lease income	145	127	14	621	526	18
Life insurance investment income	139	145	(4)	579	558	4
All other (1)	(87)	362	NM	(115)	456	NM
Total	$9,998	10,263	(3)	$40,756	40,820	—
NM - Not meaningful
(1) Reflects deconsolidation of the Company's merchant services joint venture in fourth quarter 2015. The Company’s proportionate share of earnings is now reflected in all other income.

NONINTEREST EXPENSE
	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2015	2014	Change	2015	2014	Change
Salaries	$4,061	3,938	3%	$15,883	15,375	3%
Commission and incentive compensation	2,457	2,582	(5)	10,352	9,970	4
Employee benefits	1,042	1,124	(7)	4,446	4,597	(3)
Equipment	640	581	10	2,063	1,973	5
Net occupancy	725	730	(1)	2,886	2,925	(1)
Core deposit and other intangibles	311	338	(8)	1,246	1,370	(9)
FDIC and other deposit assessments	258	231	12	973	928	5
Outside professional services	827	800	3	2,665	2,689	(1)
Operating losses	332	309	7	1,671	1,249	34
Outside data processing	205	270	(24)	985	1,034	(5)
Contract services	266	245	9	978	975	—
Postage, stationery and supplies	177	190	(7)	702	733	(4)
Travel and entertainment	196	216	(9)	692	904	(23)
Advertising and promotion	184	195	(6)	606	653	(7)
Insurance	57	60	(5)	448	422	6
Telecommunications	106	106	—	439	453	(3)
Foreclosed assets	20	164	(88)	381	583	(35)
Operating leases	73	58	26	278	220	26

All other	462	510	(9)	2,080	1,984	5
Total	$12,399	12,647	(2)	$49,774	49,037	2

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Service charges on deposit accounts	$1,329	1,335	1,289	1,215	1,241
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,288	2,368	2,399	2,380	2,335
Trust and investment management	838	843	861	852	849
Investment banking	385	359	450	445	521
Total trust and investment fees	3,511	3,570	3,710	3,677	3,705
Card fees	966	953	930	871	925
Other fees:
Charges and fees on loans	308	307	304	309	311
Merchant processing fees (1)	18	200	202	187	187
Cash network fees	129	136	132	125	125
Commercial real estate brokerage commissions	224	124	141	129	155
Letters of credit fees	86	89	90	88	102
All other fees	275	243	238	240	244
Total other fees	1,040	1,099	1,107	1,078	1,124
Mortgage banking:
Servicing income, net	730	674	514	523	685
Net gains on mortgage loan origination/sales activities	930	915	1,191	1,024	830
Total mortgage banking	1,660	1,589	1,705	1,547	1,515
Insurance	427	376	461	430	382
Net gains (losses) from trading activities	99	(26)	133	408	179
Net gains on debt securities	346	147	181	278	186
Net gains from equity investments	423	920	517	370	372
Lease income	145	189	155	132	127
Life insurance investment income	139	150	145	145	145
All other (1)	(87)	116	(285)	141	362
Total	$9,998	10,418	10,048	10,292	10,263

(1) Reflects deconsolidation of the Company's merchant services joint venture in fourth quarter 2015. The Company’s proportionate share of earnings is now reflected in all other income.
FIVE QUARTER NONINTEREST EXPENSE
	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Salaries	$4,061	4,035	3,936	3,851	3,938
Commission and incentive compensation	2,457	2,604	2,606	2,685	2,582
Employee benefits	1,042	821	1,106	1,477	1,124
Equipment	640	459	470	494	581
Net occupancy	725	728	710	723	730
Core deposit and other intangibles	311	311	312	312	338
FDIC and other deposit assessments	258	245	222	248	231
Outside professional services	827	663	627	548	800
Operating losses	332	523	521	295	309
Outside data processing	205	258	269	253	270
Contract services	266	249	238	225	245
Postage, stationery and supplies	177	174	180	171	190
Travel and entertainment	196	166	172	158	216
Advertising and promotion	184	135	169	118	195
Insurance	57	95	156	140	60
Telecommunications	106	109	113	111	106
Foreclosed assets	20	109	117	135	164
Operating leases	73	79	64	62	58
All other	462	636	481	501	510
Total	$12,399	12,399	12,469	12,507	12,647

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2015	Dec 31, 2014	% Change
Assets
Cash and due from banks	$19,111	19,571	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	270,130	258,429	5
Trading assets	77,202	78,255	(1)
Investment securities:
Available-for-sale, at fair value	267,358	257,442	4
Held-to-maturity, at cost	80,197	55,483	45
Mortgages held for sale	19,603	19,536	—
Loans held for sale	279	722	(61)
Loans	916,559	862,551	6
Allowance for loan losses	(11,545)	(12,319)	(6)
Net loans	905,014	850,232	6
Mortgage servicing rights:
Measured at fair value	12,415	12,738	(3)
Amortized	1,308	1,242	5
Premises and equipment, net	8,704	8,743	—
Goodwill	25,529	25,705	(1)
Other assets	100,782	99,057	2
Total assets	$1,787,632	1,687,155	6
Liabilities
Noninterest-bearing deposits	$351,579	321,963	9
Interest-bearing deposits	871,733	846,347	3
Total deposits	1,223,312	1,168,310	5
Short-term borrowings	97,528	63,518	54
Accrued expenses and other liabilities	73,231	86,122	(15)
Long-term debt	199,536	183,943	8
Total liabilities	1,593,607	1,501,893	6
Equity
Wells Fargo stockholders’ equity:
Preferred stock	22,214	19,213	16
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,714	60,537	—
Retained earnings	121,000	107,040	13
Cumulative other comprehensive income	297	3,518	(92)
Treasury stock – 389,682,664 shares and 311,462,276 shares	(18,867)	(13,690)	38
Unearned ESOP shares	(1,362)	(1,360)	—
Total Wells Fargo stockholders’ equity	193,132	184,394	5
Noncontrolling interests	893	868	3
Total equity	194,025	185,262	5
Total liabilities and equity	$1,787,632	1,687,155	6

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Assets
Cash and due from banks	$19,111	17,395	19,687	19,793	19,571
Federal funds sold, securities purchased under resale agreements and other short-term investments	270,130	254,811	232,247	291,317	258,429
Trading assets	77,202	73,894	80,236	79,278	78,255
Investment securities:
Available-for-sale, at fair value	267,358	266,406	260,667	257,603	257,442
Held-to-maturity, at cost	80,197	78,668	80,102	67,133	55,483
Mortgages held for sale	19,603	21,840	25,447	23,606	19,536
Loans held for sale	279	430	621	681	722
Loans	916,559	903,233	888,459	861,231	862,551
Allowance for loan losses	(11,545)	(11,659)	(11,754)	(12,176)	(12,319)
Net loans	905,014	891,574	876,705	849,055	850,232
Mortgage servicing rights:
Measured at fair value	12,415	11,778	12,661	11,739	12,738
Amortized	1,308	1,277	1,262	1,252	1,242
Premises and equipment, net	8,704	8,800	8,692	8,696	8,743
Goodwill	25,529	25,684	25,705	25,705	25,705
Other assets	100,782	98,708	96,585	101,879	99,057
Total assets	$1,787,632	1,751,265	1,720,617	1,737,737	1,687,155
Liabilities
Noninterest-bearing deposits	$351,579	339,761	343,582	335,858	321,963
Interest-bearing deposits	871,733	862,418	842,246	860,805	846,347
Total deposits	1,223,312	1,202,179	1,185,828	1,196,663	1,168,310
Short-term borrowings	97,528	88,069	82,963	77,697	63,518
Accrued expenses and other liabilities	73,231	81,700	81,399	90,121	86,122
Long-term debt	199,536	185,274	179,751	183,292	183,943
Total liabilities	1,593,607	1,557,222	1,529,941	1,547,773	1,501,893
Equity
Wells Fargo stockholders’ equity:
Preferred stock	22,214	22,424	21,649	21,998	19,213
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,714	60,998	60,154	59,980	60,537
Retained earnings	121,000	117,593	114,093	110,676	107,040
Cumulative other comprehensive income	297	2,389	2,068	3,777	3,518
Treasury stock	(18,867)	(17,899)	(15,707)	(14,556)	(13,690)
Unearned ESOP shares	(1,362)	(1,590)	(1,835)	(2,215)	(1,360)
Total Wells Fargo stockholders’ equity	193,132	193,051	189,558	188,796	184,394
Noncontrolling interests	893	992	1,118	1,168	868
Total equity	194,025	194,043	190,676	189,964	185,262
Total liabilities and equity	$1,787,632	1,751,265	1,720,617	1,737,737	1,687,155

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$36,250	35,423	35,944	30,031	25,804
Securities of U.S. states and political subdivisions	49,990	49,423	48,298	47,380	44,944
Mortgage-backed securities:
Federal agencies	104,546	105,023	100,078	103,217	110,089
Residential and commercial	22,646	22,836	23,770	24,712	26,263
Total mortgage-backed securities	127,192	127,859	123,848	127,929	136,352
Other debt securities	52,289	51,760	50,090	48,759	46,666
Total available-for-sale debt securities	265,721	264,465	258,180	254,099	253,766
Marketable equity securities	1,637	1,941	2,487	3,504	3,676
Total available-for-sale securities	267,358	266,406	260,667	257,603	257,442
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,660	44,653	44,645	44,244	40,886
Securities of U.S. states and political subdivisions	2,185	2,187	2,174	2,092	1,962
Federal agency mortgage-backed securities	28,604	26,828	27,577	14,311	5,476
Other debt securities	4,748	5,000	5,706	6,486	7,159
Total held-to-maturity debt securities	80,197	78,668	80,102	67,133	55,483
Total investment securities	$347,555	345,074	340,769	324,736	312,925

FIVE QUARTER LOANS

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Commercial:
Commercial and industrial	$299,892	292,234	284,817	271,088	271,795
Real estate mortgage	122,160	121,252	119,695	111,848	111,996
Real estate construction	22,164	21,710	21,309	19,981	18,728
Lease financing	12,367	12,142	12,201	12,382	12,307
Total commercial	456,583	447,338	438,022	415,299	414,826
Consumer:
Real estate 1-4 family first mortgage	273,869	271,311	267,868	265,213	265,386
Real estate 1-4 family junior lien mortgage	53,004	54,592	56,164	57,839	59,717
Credit card	34,039	32,286	31,135	30,078	31,119
Automobile	59,966	59,164	57,801	56,339	55,740
Other revolving credit and installment	39,098	38,542	37,469	36,463	35,763
Total consumer	459,976	455,895	450,437	445,932	447,725
Total loans (1)	$916,559	903,233	888,459	861,231	862,551

(1)
Includes $20.0 billion, $20.7 billion, $21.6 billion, $22.4 billion, and $23.3 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2015, and December 31, 2014, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Commercial foreign loans:
Commercial and industrial	$49,049	46,380	44,838	45,325	44,707
Real estate mortgage	8,350	8,662	9,125	5,171	4,776
Real estate construction	444	396	389	241	218
Lease financing	274	279	301	307	336
Total commercial foreign loans	$58,117	55,717	54,653	51,044	50,037

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,363	1,031	1,079	663	538
Real estate mortgage	969	1,125	1,250	1,324	1,490
Real estate construction	66	151	165	182	187
Lease financing	26	29	28	23	24
Total commercial	2,424	2,336	2,522	2,192	2,239
Consumer:
Real estate 1-4 family first mortgage	7,293	7,425	8,045	8,345	8,583
Real estate 1-4 family junior lien mortgage	1,495	1,612	1,710	1,798	1,848
Automobile	121	123	126	133	137
Other revolving credit and installment	49	41	40	42	41
Total consumer	8,958	9,201	9,921	10,318	10,609
Total nonaccrual loans (1)(2)(3)	$11,382	11,537	12,443	12,510	12,848
As a percentage of total loans	1.24%	1.28	1.40	1.45	1.49
Foreclosed assets:
Government insured/guaranteed	$446	502	588	772	982
Non-government insured/guaranteed	979	1,265	1,370	1,557	1,627
Total foreclosed assets	1,425	1,767	1,958	2,329	2,609
Total nonperforming assets	$12,807	13,304	14,401	14,839	15,457
As a percentage of total loans	1.40%	1.47	1.62	1.72	1.79

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total (excluding PCI)(1):	$14,380	14,405	15,161	16,344	17,810
Less: FHA insured/guaranteed by the VA (2)(3)	13,373	13,500	14,359	15,453	16,827
Less: Student loans guaranteed under the FFELP (4)	26	33	46	50	63
Total, not government insured/guaranteed	$981	872	756	841	920
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$97	53	17	31	31
Real estate mortgage	13	24	10	43	16
Real estate construction	4	—	—	—	—
Total commercial	114	77	27	74	47
Consumer:
Real estate 1-4 family first mortgage (3)	224	216	220	221	260
Real estate 1-4 family junior lien mortgage (3)	65	61	65	55	83
Credit card	397	353	304	352	364
Automobile	79	66	51	47	73
Other revolving credit and installment	102	99	89	92	93
Total consumer	867	795	729	767	873
Total, not government insured/guaranteed	$981	872	756	841	920

(1)	PCI loans totaled $2.9 billion, $3.2 billion, $3.4 billion, $3.6 billion and $3.7 billion, at December 31, September 30, June 30 and March 31, 2015, and December 31, 2014, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(12,783)
Accretion into noninterest income due to sales (2)	(430)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	8,568
Changes in expected cash flows that do not affect nonaccretable difference (3)	11,856
Balance, December 31, 2014	17,790
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(1,429)
Accretion into noninterest income due to sales (2)	(28)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	1,166
Changes in expected cash flows that do not affect nonaccretable difference (3)	(1,198)
Balance, December 31, 2015	$16,301

Balance, September 30, 2015	$16,657
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(327)
Accretion into noninterest income due to sales (2)	—
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	1,135
Changes in expected cash flows that do not affect nonaccretable difference (3)	(1,164)
Balance, December 31, 2015	$16,301

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

(4)
At December 31, 2015, our carrying value for PCI loans totaled $20.0 billion and the remainder of nonaccretable difference established in purchase accounting totaled $1.9 billion. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	December 31, 2015
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$16,552	73%	$13,405	58%	$9,694	53%
Florida	1,875	82	1,307	55	2,009	66
New Jersey	780	81	610	60	1,314	69
New York	526	77	465	62	638	67
Texas	204	57	185	51	781	44
Other states	3,834	79	3,066	62	5,591	65
Total Pick-a-Pay loans	$23,771	75	$19,038	59	$20,027	59

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2015.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Commercial:
Legacy Wachovia commercial and industrial and commercial real estate PCI loans (1)	$468	506	592	699	1,125
Total commercial	468	506	592	699	1,125
Consumer:
Pick-a-Pay mortgage (1)(2)	39,065	40,578	42,222	43,745	45,002
Legacy Wells Fargo Financial debt consolidation (3)	9,957	10,315	10,702	11,067	11,417
Liquidating home equity	2,234	2,388	2,566	2,744	2,910
Legacy Wachovia other PCI loans (1)	221	240	262	276	300
Legacy Wells Fargo Financial indirect auto (3)	10	11	15	23	34
Total consumer	51,487	53,532	55,767	57,855	59,663
Total non-strategic and liquidating loan portfolios	$51,955	54,038	56,359	58,554	60,788

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	Includes PCI loans of $19.0 billion, $19.7 billion, $20.4 billion, $21.0 billion and $21.5 billion at December 31, September 30, June 30, and March 31, 2015, and December 31, 2014, respectively.

(3)	When we refer to "Legacy Wells Fargo", we mean Wells Fargo excluding Wachovia Corporation (Wachovia).

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended December 31,		Year ended December 31,
(in millions)	2015	2014	2015	2014
Balance, beginning of period	$12,562	13,481	13,169	14,971
Provision for credit losses	831	485	2,442	1,395
Interest income on certain impaired loans (1)	(48)	(48)	(198)	(211)
Loan charge-offs:
Commercial:
Commercial and industrial	(275)	(161)	(734)	(627)
Real estate mortgage	(11)	(19)	(59)	(66)
Real estate construction	(2)	(2)	(4)	(9)
Lease financing	(3)	(3)	(14)	(15)
Total commercial	(291)	(185)	(811)	(717)
Consumer:
Real estate 1-4 family first mortgage	(113)	(138)	(507)	(721)
Real estate 1-4 family junior lien mortgage	(134)	(193)	(635)	(864)
Credit card	(295)	(256)	(1,116)	(1,025)
Automobile	(211)	(214)	(742)	(729)
Other revolving credit and installment	(178)	(160)	(643)	(668)
Total consumer	(931)	(961)	(3,643)	(4,007)
Total loan charge-offs	(1,222)	(1,146)	(4,454)	(4,724)
Loan recoveries:
Commercial:
Commercial and industrial	60	79	252	369
Real estate mortgage	30	44	127	160
Real estate construction	12	28	37	136
Lease financing	2	2	8	8
Total commercial	104	153	424	673
Consumer:
Real estate 1-4 family first mortgage	63	50	245	212
Real estate 1-4 family junior lien mortgage	64	59	259	238
Credit card	52	35	175	161
Automobile	76	82	325	349
Other revolving credit and installment	32	32	134	146
Total consumer	287	258	1,138	1,106
Total loan recoveries	391	411	1,562	1,779
Net loan charge-offs (2)	(831)	(735)	(2,892)	(2,945)
Other	(2)	(14)	(9)	(41)
Balance, end of period	$12,512	13,169	12,512	13,169
Components:
Allowance for loan losses	$11,545	12,319	11,545	12,319
Allowance for unfunded credit commitments	967	850	967	850
Allowance for credit losses (3)	$12,512	13,169	12,512	13,169
Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.36%	0.34	0.33	0.35
Allowance for loan losses as a percentage of total loans (3)	1.26	1.43	1.26	1.43
Allowance for credit losses as a percentage of total loans (3)	1.37	1.53	1.37	1.53

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)
The allowance for credit losses includes $1 million and $11 million at December 31, 2015 and 2014, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Balance, beginning of quarter	$12,562	12,614	13,013	13,169	13,481
Provision for credit losses	831	703	300	608	485
Interest income on certain impaired loans (1)	(48)	(48)	(50)	(52)	(48)
Loan charge-offs:
Commercial:
Commercial and industrial	(275)	(172)	(154)	(133)	(161)
Real estate mortgage	(11)	(9)	(16)	(23)	(19)
Real estate construction	(2)	—	(1)	(1)	(2)
Lease financing	(3)	(5)	(3)	(3)	(3)
Total commercial	(291)	(186)	(174)	(160)	(185)
Consumer:
Real estate 1-4 family first mortgage	(113)	(145)	(119)	(130)	(138)
Real estate 1-4 family junior lien mortgage	(134)	(159)	(163)	(179)	(193)
Credit card	(295)	(259)	(284)	(278)	(256)
Automobile	(211)	(186)	(150)	(195)	(214)
Other revolving credit and installment	(178)	(160)	(151)	(154)	(160)
Total consumer	(931)	(909)	(867)	(936)	(961)
Total loan charge-offs	(1,222)	(1,095)	(1,041)	(1,096)	(1,146)
Loan recoveries:
Commercial:
Commercial and industrial	60	50	73	69	79
Real estate mortgage	30	32	31	34	44
Real estate construction	12	8	7	10	28
Lease financing	2	2	1	3	2
Total commercial	104	92	112	116	153
Consumer:
Real estate 1-4 family first mortgage	63	83	52	47	50
Real estate 1-4 family junior lien mortgage	64	70	69	56	59
Credit card	52	43	41	39	35
Automobile	76	73	82	94	82
Other revolving credit and installment	32	31	35	36	32
Total consumer	287	300	279	272	258
Total loan recoveries	391	392	391	388	411
Net loan charge-offs	(831)	(703)	(650)	(708)	(735)
Other	(2)	(4)	1	(4)	(14)
Balance, end of quarter	$12,512	12,562	12,614	13,013	13,169
Components:
Allowance for loan losses	$11,545	11,659	11,754	12,176	12,319
Allowance for unfunded credit commitments	967	903	860	837	850
Allowance for credit losses	$12,512	12,562	12,614	13,013	13,169
Net loan charge-offs (annualized) as a percentage of average total loans	0.36%	0.31	0.30	0.33	0.34
Allowance for loan losses as a percentage of:
Total loans	1.26	1.29	1.32	1.41	1.43
Nonaccrual loans	101	101	94	97	96
Nonaccrual loans and other nonperforming assets	90	88	82	82	80
Allowance for credit losses as a percentage of:
Total loans	1.37	1.39	1.42	1.51	1.53
Nonaccrual loans	110	109	101	104	103
Nonaccrual loans and other nonperforming assets	98	94	88	88	85

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions)		Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total equity		$194.0	194.0	190.7	190.0	185.3
Noncontrolling interests		(0.9)	(0.9)	(1.1)	(1.2)	(0.9)
Total Wells Fargo stockholders’ equity		193.1	193.1	189.6	188.8	184.4
Adjustments:
Preferred stock		(21.0)	(21.0)	(20.0)	(20.0)	(18.0)
Goodwill and other intangible assets (2)		(28.7)	(28.7)	(29.1)	(28.9)	(29.0)
Investment in certain subsidiaries and other		(0.9)	(1.6)	(0.6)	(0.9)	(0.7)
Common Equity Tier 1 (Fully Phased-In) under Basel III (1)	(A)	142.5	141.8	139.9	139.0	136.7
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,334.9	1,331.8	1,325.6	1,326.3	1,310.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4)	(A)/(B)	10.7%	10.6	10.6	10.5	10.4

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position. We have included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2015, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, 2015, and June 30, 2015, was calculated under the Basel III Standardized Approach RWAs, and the capital ratio for March 31, 2015, and December 31, 2014, was calculated under the Basel III Advanced Approach RWAs.

(4)	The Company’s December 31, 2015, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Quarter ended Dec 31,
Net interest income (3)	$7,409	7,149	3,711	3,633	933	811	(465)	(413)	11,588	11,180
Provision (reversal of provision) for credit losses	704	506	126	(33)	(6)	8	7	4	831	485
Noninterest income	4,921	5,009	2,848	2,899	3,014	3,102	(785)	(747)	9,998	10,263
Noninterest expense	6,693	6,827	3,491	3,533	2,998	3,066	(783)	(779)	12,399	12,647
Income (loss) before income tax expense (benefit)	4,933	4,825	2,942	3,032	955	839	(474)	(385)	8,356	8,311
Income tax expense (benefit)	1,573	1,484	841	864	366	318	(181)	(147)	2,599	2,519
Net income (loss) before noncontrolling interests	3,360	3,341	2,101	2,168	589	521	(293)	(238)	5,757	5,792
Less: Net income (loss) from noncontrolling interests	57	8	(3)	73	(6)	2	—	—	48	83
Net income (loss)	$3,303	3,333	2,104	2,095	595	519	(293)	(238)	5,709	5,709

Average loans	$482.2	469.6	417.0	369.0	63.0	54.8	(49.9)	(44.0)	912.3	849.4
Average assets	921.4	891.2	755.4	668.8	197.9	188.2	(87.4)	(84.4)	1,787.3	1,663.8
Average deposits	663.7	629.4	449.3	424.0	177.9	165.5	(74.1)	(69.1)	1,216.8	1,149.8

Year ended Dec 31,
Net interest income (3)	$29,242	27,999	14,350	14,073	3,478	3,032	(1,769)	(1,577)	45,301	43,527
Provision (reversal of provision) for credit losses	2,427	1,796	27	(382)	(25)	(50)	13	31	2,442	1,395
Noninterest income	20,099	20,159	11,554	11,325	12,299	12,237	(3,196)	(2,901)	40,756	40,820
Noninterest expense	26,781	26,290	14,116	13,831	12,067	11,993	(3,190)	(3,077)	49,774	49,037
Income (loss) before income tax expense (benefit)	20,133	20,072	11,761	11,949	3,735	3,326	(1,788)	(1,432)	33,841	33,915
Income tax expense (benefit)	6,268	6,049	3,424	3,540	1,420	1,262	(681)	(544)	10,431	10,307
Net income (loss) before noncontrolling interests	13,865	14,023	8,337	8,409	2,315	2,064	(1,107)	(888)	23,410	23,608
Less: Net income (loss) from noncontrolling interests	240	337	143	210	(1)	4	—	—	382	551
Net income (loss)	$13,625	13,686	8,194	8,199	2,316	2,060	(1,107)	(888)	23,028	23,057

Average loans	$475.9	468.8	397.3	355.6	60.1	52.1	(47.9)	(42.1)	885.4	834.4
Average assets	910.0	853.2	724.9	636.5	192.8	186.1	(84.8)	(82.5)	1,742.9	1,593.3
Average deposits	654.4	614.3	438.9	404.0	172.3	163.5	(71.5)	(67.7)	1,194.1	1,114.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement), and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Effective fourth quarter 2015, we realigned our business banking and merchant payment services businesses from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of these realignments.

(2)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
COMMUNITY BANKING
Net interest income (2)	$7,409	7,409	7,277	7,147	7,149
Provision for credit losses	704	668	397	658	506
Noninterest income	4,921	5,524	4,690	4,964	5,009
Noninterest expense	6,693	6,778	6,719	6,591	6,827
Income before income tax expense	4,933	5,487	4,851	4,862	4,825
Income tax expense	1,573	1,785	1,620	1,290	1,484
Net income before noncontrolling interests	3,360	3,702	3,231	3,572	3,341
Less: Net income from noncontrolling interests	57	142	16	25	8
Segment net income	$3,303	3,560	3,215	3,547	3,333
Average loans	$482.2	477.0	472.3	472.2	469.6
Average assets	921.4	898.9	910.0	909.5	891.2
Average deposits	663.7	655.6	654.8	643.4	629.4
WHOLESALE BANKING
Net interest income (2)	$3,711	3,611	3,591	3,437	3,633
Provision (reversal of provision) for credit losses	126	36	(84)	(51)	(33)
Noninterest income	2,848	2,715	3,019	2,972	2,899
Noninterest expense	3,491	3,503	3,504	3,618	3,533
Income before income tax expense	2,942	2,787	3,190	2,842	3,032
Income tax expense	841	815	951	817	864
Net income before noncontrolling interests	2,101	1,972	2,239	2,025	2,168
Less: Net income (loss) from noncontrolling interests	(3)	47	48	51	73
Segment net income	$2,104	1,925	2,191	1,974	2,095
Average loans	$417.0	405.6	386.2	380.0	369.0
Average assets	755.4	739.1	713.7	690.6	668.8
Average deposits	449.3	442.0	432.4	431.7	424.0
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$933	887	832	826	811
Provision (reversal of provision) for credit losses	(6)	(6)	(10)	(3)	8
Noninterest income	3,014	2,991	3,144	3,150	3,102
Noninterest expense	2,998	2,909	3,038	3,122	3,066
Income before income tax expense	955	975	948	857	839
Income tax expense	366	371	359	324	318
Net income before noncontrolling interests	589	604	589	533	521
Less: Net income (loss) from noncontrolling interests	(6)	(2)	3	4	2
Segment net income	$595	606	586	529	519
Average loans	$63.0	61.1	59.3	56.9	54.8
Average assets	197.9	192.6	189.1	191.6	188.2
Average deposits	177.9	172.6	168.2	170.3	165.5
OTHER (3)
Net interest income (2)	$(465)	(450)	(430)	(424)	(413)
Provision (reversal of provision) for credit losses	7	5	(3)	4	4
Noninterest income	(785)	(812)	(805)	(794)	(747)
Noninterest expense	(783)	(791)	(792)	(824)	(779)
Loss before income tax benefit	(474)	(476)	(440)	(398)	(385)
Income tax benefit	(181)	(181)	(167)	(152)	(147)
Net loss before noncontrolling interests	(293)	(295)	(273)	(246)	(238)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(293)	(295)	(273)	(246)	(238)
Average loans	$(49.9)	(48.6)	(47.4)	(45.8)	(44.0)
Average assets	(87.4)	(84.2)	(83.5)	(83.9)	(84.4)
Average deposits	(74.1)	(71.3)	(70.1)	(70.6)	(69.1)
CONSOLIDATED COMPANY
Net interest income (2)	$11,588	11,457	11,270	10,986	11,180
Provision for credit losses	831	703	300	608	485
Noninterest income	9,998	10,418	10,048	10,292	10,263
Noninterest expense	12,399	12,399	12,469	12,507	12,647
Income before income tax expense	8,356	8,773	8,549	8,163	8,311
Income tax expense	2,599	2,790	2,763	2,279	2,519
Net income before noncontrolling interests	5,757	5,983	5,786	5,884	5,792
Less: Net income from noncontrolling interests	48	187	67	80	83
Wells Fargo net income	$5,709	5,796	5,719	5,804	5,709
Average loans	$912.3	895.1	870.4	863.3	849.4
Average assets	1,787.3	1,746.4	1,729.3	1,707.8	1,663.8
Average deposits	1,216.8	1,198.9	1,185.3	1,174.8	1,149.8

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement), and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Effective fourth quarter 2015, we realigned our business banking and merchant payment services businesses from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of these realignments.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
MSRs measured using the fair value method:
Fair value, beginning of quarter	$11,778	12,661	11,739	12,738	14,031
Servicing from securitizations or asset transfers	372	448	428	308	296
Sales and other (1)	(9)	6	(5)	(1)	(7)
Net additions	363	454	423	307	289
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (2)	560	(858)	1,117	(572)	(1,016)
Servicing and foreclosure costs (3)	(37)	(18)	(10)	(18)	(5)
Prepayment estimates and other (4)	244	43	(54)	(183)	(78)
Net changes in valuation model inputs or assumptions	767	(833)	1,053	(773)	(1,099)
Other changes in fair value (5)	(493)	(504)	(554)	(533)	(483)
Total changes in fair value	274	(1,337)	499	(1,306)	(1,582)
Fair value, end of quarter	$12,415	11,778	12,661	11,739	12,738

(1)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(2)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(3)	Includes costs to service and unreimbursed foreclosure costs.

(4)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Amortized MSRs:
Balance, beginning of quarter	$1,277	1,262	1,252	1,242	1,224
Purchases	48	45	29	22	38
Servicing from securitizations or asset transfers	49	35	46	50	43
Amortization	(66)	(65)	(65)	(62)	(63)
Balance, end of quarter	$1,308	1,277	1,262	1,252	1,242
Fair value of amortized MSRs:
Beginning of quarter	$1,643	1,692	1,522	1,637	1,647
End of quarter	1,680	1,643	1,692	1,522	1,637

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Servicing income, net:
Servicing fees (1)		$872	990	1,026	1,010	996
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	767	(833)	1,053	(773)	(1,099)
Other changes in fair value (3)		(493)	(504)	(554)	(533)	(483)
Total changes in fair value of MSRs carried at fair value		274	(1,337)	499	(1,306)	(1,582)
Amortization		(66)	(65)	(65)	(62)	(63)
Net derivative gains (losses) from economic hedges (4)	(B)	(350)	1,086	(946)	881	1,334
Total servicing income, net		$730	674	514	523	685
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$417	253	107	108	235

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,300	1,323	1,344	1,374	1,405
Owned loans serviced	345	346	347	344	342
Subserviced for others	4	4	5	5	5
Total residential servicing	1,649	1,673	1,696	1,723	1,752
Commercial mortgage servicing:
Serviced for others	478	470	465	461	456
Owned loans serviced	122	121	120	112	112
Subserviced for others	7	7	7	7	7
Total commercial servicing	607	598	592	580	575
Total managed servicing portfolio	$2,256	2,271	2,288	2,303	2,327
Total serviced for others	$1,778	1,793	1,809	1,835	1,861
Ratio of MSRs to related loans serviced for others	0.77%	0.73	0.77	0.71	0.75
Weighted-average note rate (mortgage loans serviced for others)	4.37	4.39	4.41	4.43	4.45

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$600	736	814	711	605
Commercial		108	55	108	91	66
Residential pipeline and unsold/repurchased loan management (1)		222	124	269	222	159
Total		$930	915	1,191	1,024	830
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$64	73	81	93	66
Refinances as a percentage of applications		48%	44	45	61	52
Wells Fargo first mortgage unclosed pipeline, at quarter end		$29	34	38	44	26
Residential real estate originations:
Purchases as a percentage of originations		59%	66	54	45	60
Refinances as a percentage of originations		41	34	46	55	40
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$27	32	36	28	27
Correspondent		19	22	25	20	16
Other (2)		1	1	1	1	1
Total quarter-to-date		$47	55	62	49	44
Held-for-sale	(B)	$33	39	46	37	31
Held-for-investment		14	16	16	12	13
Total quarter-to-date		$47	55	62	49	44
Total year-to-date		$213	166	111	49	175
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.83%	1.88	1.75	1.93	1.94

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Year ended
(in millions)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Dec 31, 2015	Dec 31, 2014
Balance, beginning of period	$538	557	586	615	899
Provision for repurchase losses:
Loan sales	9	11	13	43	44
Change in estimate (1)	(128)	(17)	(31)	(202)	(184)
Total reductions	(119)	(6)	(18)	(159)	(140)
Losses	(41)	(13)	(11)	(78)	(144)
Balance, end of period	$378	538	557	378	615

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.